Exhibit 10.1

OAK VALLEY COMMUNITY BANK
SALARY CONTINUATION AGREEMENT

THIS AGREEMENT is adopted this                                                   , by and between OAK VALLEY COMMUNITY BANK, a state-chartered commercial bank located in Oakdale, California (the “Company”), and                                                  (the “Executive”).

INTRODUCTION

To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive.  The Company will pay the benefits from its general assets.

AGREEMENT

The Company and the Executive agree as follows:

ARTICLE I

Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.             “Change of Control” means:

(a)           A change in the ownership of the capital stock of the Company or the Holding Company, whereby a corporation, person, or group acting in concert (hereinafter this Agreement shall collectively refer to any combination of these three [a corporation, person, or group acting in concert] as a “Person”) as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of shares of capital stock of the Company or Holding Company which constitutes fifty percent (50%) or more of the combined voting power of the Company’s or Holding Company’s then outstanding capital stock then entitled to vote generally in the election of directors; or

(b)           The persons who were members of the Board of Directors of the Company or Holding Company immediately prior to a tender offer, exchange offer, contested election or any combination of the foregoing, cease to constitute a majority of he Board of Directors; or

(c)           The adoption by the Board of Directors of the Company or of the Holding Company of a merger, consolidation or reorganization plan involving the Company or Holding Company in which the Company or the Holding Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company or Holding Company.  For purposes of this Agreement, a sale of all or substantially all of the assets of the Company or Holding Company shall be deemed to occur if any Person acquires (or during the 12-month period ending on the date of the most recent acquisition by such Person, has acquired) gross assets of the Company or Holding Company that have an aggregate fair market value equal to fifty percent (50%) or more of the fair market value of all of the respective gross assets of the Company or Holding Company immediately prior to such acquisition or acquisitions; or

(d)           A tender offer or exchange offer is made by any Person which results in such Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) either fifty percent (50%) or more of the Company’s or Holding Company’s outstanding shares of Common Stock or shares of capital stock having fifty percent (50%) or more the combined voting power of the Company’s or Holding Company’s then outstanding capital stock (other than an offer made by the Company or the Holding Company), and sufficient shares are acquired under the offer to cause such person to own fifty percent (50%) or more of the voting power; or

(e)           Any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in any of the preceding clauses of this subsection (1).

(i)            “Permitted Transfers” means that a Shareholder, defined as the existing owners of all issued and outstanding stock of the Company as of the date of this Agreement, may make the following transfers and such transfers shall be deemed not to be a Change of Control under Section 1.1:

(a)           To any trust created solely for the benefit of any Shareholder or any spouse of or any lineal descendant of any Shareholder;

(b)           To any individual or entity by bona fide gift;

(c)           To any spouse or former spouse pursuant to the terms of a decree of divorce;

(d)           To any officer or employee of the Company pursuant to any incentive stock option plan established by the Shareholders;

(e)           To any family member; or

(f)            After receipt of any necessary regulatory approvals, to any Company or partnership a majority of the stock or interests of which Company or partnership are owned by any of the Shareholders.

2.             “Code” means the Internal Revenue Code of 1986, as amended.

3.             “Constructive Termination of Employment” means, following a Change of Control:

(a)           Without the Executive’s express written consent, the assignment to the Executive of any duties inconsistent with the Executive’s positions, duties, responsibilities and status with the Company, or a change in the Executive’s reporting responsibilities, titles or offices, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of the Executive’s employment for Cause, Disability or retirement or as a result of the Executive’s death;

(b)           A reduction by the Company in the Executive’s base salary as in effect on the date hereof of as the same may be increased from time to time;

(c)           Without the Executive’s express written consent the failure by the Company to continue any action which would adversely affect the Executive’s participation in or materially reduce the Executive’s benefits under any of such plans, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is then entitled on the basis of Years of Service with the Company in accordance with the Company’s normal vacation policy in effect on the date hereof, or

(d)           The Company requiring the Executive to be based anywhere other than in the community where the Executive is currently based at the time of a Change of Control, except for required travel on Company business to an extent substantially consistent with the Executive’s present- business travel obligations, or in the event the Executive consents to a proposed relocation, the failure by the Company to pay (or reimburse the Executive) for all reasonable moving expenses incurred by the Executive relating to a change of principal resident in connection with such relocation, and to indemnify the Executive against any loss of the fair market value of such residence as determined by a real estate appraiser designated by the Executive and reasonably satisfactory to the Company realized on the sale of the Executive’s principal residence in connection with any such change of residence.

4.             “Disability” means the Executive’s suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled.  The Executive must submit proof to the Company of the carrier’s or Social Security Administration’s determination upon the request of the Company.

5.             “Early Termination” means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

6.             “Early Termination Date” means the month, day and year in which Early Termination occurs.

7.             “Effective Date” means                      ,       .

8.             “Involuntary Termination of Employment” means, following a Change of Control, the Executive has been notified in writing by the Company that employment with the Company is terminated.

9.             “Normal Retirement Age” means the Executive’s sixty-second (62nd) birthday.

10.           “Normal Retirement Date” means the later of the Normal Retirement Age or Termination of Employment.

11.           “Plan Year” means each calendar year ending December 31.  The initial Plan Year shall commence on the effective date of this Agreement.

12.           “Termination for Cause” See Article 5.

13.           “Termination of Employment” means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

14.           “Years of Service” means the total number of calendar years during which the Executive is employed on a full-time basis by the Company, with a minimum of 1,000 hours, inclusive of any leaves of absence approved by the Company.

ARTICLE II

Lifetime Benefits

1.             Normal Retirement Benefit.  Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

(a)           Amount of Benefit.  The annual benefit under this Section 2.1 is $            (                               Dollars).  The Company’s Board of Directors, in its sole discretion, may increase the annual benefit under this Section 2.1.1; however, any increase shall require the recalculation of Schedule A.

(b)           Payment of Benefit.  The Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive’s Normal Retirement Date.  The annual benefit shall be paid to the Executive for a period of twenty (20) years.

(c)           Benefit Increases.  Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company’s Board of Directors, at its sole discretion, may increase the benefit.

2.             Early Termination Benefit.  Upon Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

(a)           Amount of Benefit.  The benefit under this Section 2.2 is the Early Termination Benefit set forth in Schedule A for the Plan Year ending immediately prior to the Early Termination Date, determined by vesting the Executive in zero percent (0%) of the Accrual Balance set forth in Schedule A for the first five (5) Years of Service, twenty percent (20%) of the Accrual Balance in the sixth (6th) Year of Service, and an additional twenty percent (20%) of said amount for each succeeding Year of Service thereafter until the Executive becomes on hundred percent (100%) vested in the Accrual Balance.  Any increase in the annual benefit under Section 2.1.1 shall require the recalculation of this benefit on Schedule A.

(b)           Payment of Benefit.  The Company shall pay the benefit to the Executive in a lump sum within sixty (60) days following the Early Termination Date.

3.             Disability Benefit.  If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

(a)           Amount of Benefit.  The benefit under this Section 2.3 is the Disability Lump Sum Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date in which the Termination of Employment occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance.  Any increase in the annual benefit under Section 2.1.1 would require the recalculation of the Disability benefit on Schedule A.

(b)           Payment of Benefit.  The Company shall pay the annual benefit to the Executive in a lump sum within sixty (60) days following Termination of Employment.

4.             Change of Control Benefit.  Upon a Change of Control, the Company shall owe to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

(a)           Amount of Benefit.  The benefit, under this Section 2.4 is the Change of Control Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date in which Termination of Employment occurs (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by vesting the Executive in one hundred percent

(100%) of the Normal Retirement Benefit described in Section 2.1.1.  Any increase in the annual benefit under Section 2.1.1 would require the recalculation of the Change of Control benefit on Schedule A.

(b)           Payment of Benefit.  The Company shall pay the annual benefit to the Executive in 12 equal monthly installments payable on the first day of each month commencing with the month following Termination of Employment.  The annual benefit shall be paid to the Executive for a period of twenty (20) years.

(c)           Benefit Increases.  Benefit payments may be increased as provided in Section 2.1.3.

(d)           Excess Parachute Payment.  Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement to the extent the benefit would create an excise tax under the excess parachute rules of Section 280G of the Code.  To the extent possible, such benefit payment shall be reduced to allow payment within the fullest extent permissible under applicable law.

ARTICLE III

Death Benefits

Upon the Executive’s death prior to the termination of this Agreement or prior to the commencement of any payments to the Executive, if any, under Section 2.4, the Company shall pay to the Executive’s beneficiary the benefit described in the Split Dollar Agreement and Endorsement attached as Addendum A between the Company and the Executive.

ARTICLE IV

Beneficiaries

1.             Beneficiary Designations.  The Executive shall designate a beneficiary by delivering a written designation to the Company.  The Executive may revoke or modify the designation at any time by delivering a new designation.  However, designations will only be effective if signed by the Executive and delivered to and received by the Company during the Executive’s lifetime.  The Executive’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved.  If the Executive dies without a valid beneficiary designation, all payments shall be made to the personal representative of the Executive’s estate.

2.             Facility of Payment.  If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incapacitated person or incapable person.  The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Such distribution shall completely discharge the Company from all liability with respect to such benefit.

ARTICLE V

General Limitations

1.             Termination for Cause.  Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive’s employment for:

(a)           Gross negligence or gross neglect of duties; or

(b)           Fraud or willful violation of any law or significant Company policy committed in connection with the Executive’s employment and resulting in an adverse effect on the Company.

2.             Suicide or Misstatement.  The Company shall not pay any benefit under this Agreement if the Executive commits suicide within three years after the date of this Agreement. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on an employment application or resume provided to the Company, or on any application for any benefits provided by the Company to the Executive.

ARTICLE VI

Claims and Review Procedures

1.             Claims Procedure.  A Participant or beneficiary (“claimant”) who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

(a)           Initiation — Written Claim.  The claimant initiates a claim by submitting to the Company a written claim for the benefits.

(b)           Timing of Company Response.  The Company shall respond to such claimant within 90 days after receiving the claim.  If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

(c)           Notice of Decision.  If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial.  The Company shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(i)            The specific reasons for the denial,

(ii)           A reference to the specific provisions of the Plan on which the denial is based,

(iii)          A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

(iv)          An explanation of the Plan’s review procedures and the time limits applicable to such procedures, and

(v)           A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

2.             Review Procedure.  If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

(a)           Initiation — Written Request.  To initiate the review, the claimant, within 60 days after receiving the Company’s notice of denial, must file with the Company a written request for review.

(b)           Additional Submissions — Information Access.  The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim.  The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable  ERISA  regulations) to the claimant’s claim for benefits.

(c)           Considerations on Review.  In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)           Timing of Company Response.  The Company shall respond in writing to such claimant within 60 days after receiving the request for review.  If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior o the end of the initial 60-day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

(e)           Notice of Decision.  The Company shall notify the claimant in writing of its decision on review.  The Company shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(i)            The specific reasons for the denial,

(ii)           A reference to the specific provisions of the Plan on which the denial is based,

(iii)          A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

(iv)          A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

ARTICLE VII

Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.  Provided, however, unless otherwise agreed to by the Company and the Executive, this Agreement will automatically terminate upon the Executive’s Termination of Service prior to the Normal Retirement Age and payment in full by the Company of any benefits due to the Executive under Sections 2.2, 2.3 or 2.4.

Notwithstanding the previous paragraph in this Article 7, the Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits).

ARTICLE VIII

Miscellaneous

1.             Binding Effect.  This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

2.             No Guarantee of Employment.  This Agreement is not an employment policy or contract.  It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company’s right to discharge the Executive.  It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

3.             Non-Transferability.  Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

4.             Reorganization.  The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.  Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor company.

5.             Tax Withholding.  The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

6.             Applicable Law.  The Agreement and all rights hereunder shall be governed by the laws of California, except to the extent preempted by the laws of the United States of America.

7.             Unfunded Arrangement.  The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement.  The benefits represent the mere promise by the Company to pay such benefits.  The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.  Any insurance on the Executive’s life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

8.             Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof.  No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.             Administration.  The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

(a)           Interpreting the provisions of the Agreement;

(b)           Establishing and revising the method of accounting for the Agreement;

(c)           Maintaining a record of benefit payments; and

(d)           Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

10.           Named Fiduciary.  The Company shall be the named fiduciary and plan administrator under this Agreement.  It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the Executive and the Company have signed this Agreement.

EXECUTIVE:	COMPANY:

OAK VALLEY COMMUNITY BANK

/s/	By

Title

BENEFICIARY DESIGNATION

OAK VALLEY COMMUNITY BANK
SALARY CONTINUATION AGREEMENT

I designate the following as beneficiary of any death benefits under this Agreement:

Primary:

Contingent:

Note:  To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Company.  I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature
Date

Received by the Company this day of .

By

Title

ADDENDUM A

OAK VALLEY COMMUNITY BANK
SPLIT DOLLAR AGREEMENT

THIS AGREEMENT is made and entered into this                                  , by and between OAK VALLEY COMMUNITY BANK, a state-chartered commercial bank located in Oakdale, California (the “Company”), and                               (the “Executive”). This Agreement shall append the Split Dollar Endorsement entered into on                                  , by and between the aforementioned parties.

INTRODUCTION

To encourage the Executive to remain an employee of the Company, the Company is willing to divide the death proceeds of a life insurance policy on the Executive’s life.  The Company will pay life insurance premiums from its general assets.

General Definitions

The following terms shall have the meanings specified:

1.             “Insurer” means each life insurance carrier in which there is a Split Dollar Policy Endorsement attached to this Agreement.

2.             “Policy” means the specific life insurance policy issued by the Insurer.

3.             “Insured” means the Executive.

4.             “Normal Retirement Age” means the Executive’s sixty-second (62nd) birthday.

5.             “Termination of Employment” means the Executive ceasing to be employed by the Company for any reason whatsoever, other than by reason of a leave of absence approved by the Company.

ARTICLE I

Policy Ownership/Interests

1.             Company Ownership.  The Company is the sole owner of the Policy and shall have the right to exercise all incidents of ownership.  The Company shall be the direct beneficiary of the remaining death proceeds after the Executive’s interest is paid pursuant to Section 2.2 below.

2.             Executive’s Interest.  The Executive shall have the right to designate the beneficiary of death proceeds of the Policy in the amount of $880,000.  The Executive shall also have the right to elect and change settlement options that may be permitted.  Provided, however, the Executive, the Executive’s transferee or the Executive’s beneficiary shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in this Section 2.2 if the Executive terminates employment with the Company prior to Normal Retirement Age.

3.             Option to Purchase.  The Company shall not sell, surrender or transfer ownership of the Policy while this Agreement is in effect without first giving the Executive or the Executive’s transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention.  The purchase price shall be an amount equal to the cash surrender value of the Policy.  This provision shall not impair the right of the Company to terminate this Agreement.

4.             Comparable Coverage.  If the Executive attains Normal Retirement Age while in the continuous employ of the Company, the Company shall thereafter maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Executive’s interest in the Policy, unless the Company replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and executes a new Split Dollar Agreement and Endorsement for said comparable insurance policy.  The Policy or any comparable policy shall be subject to the claims of the Company’s creditors.

ARTICLE II

Premiums

1.             Premium Payment.  The Company shall pay any premiums due on the Policy.

2.             Economic Benefit.  The Company shall determine the economic benefit attributable to the Executive based on the amount of the current term rate for the Executive’s age multiplied by the aggregate death benefit payable to the Executive’s beneficiary.  The “current term rate” is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

3.             Reimbursement.  At the end of each Plan Year, the Executive shall reimburse the Company in an amount equal to the economic benefit.

ARTICLE III

Assignment

The Executive may assign without consideration his interests in the Policy and in this Agreement to any person, entity or trust.  In the event the Executive transfers all of the Executive’s interest in the Policy, then all of the Executive’s interest in the Policy and in the Agreement shall be vested in the Executive’s transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in the Policy or in this Agreement.

ARTICLE IV

Insurer

The Insurer shall be bound only by the terms of the Policy.  Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons.  The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

ARTICLE V

Claims Procedure

1.             Claims Procedure.  A Participant or beneficiary (“claimant”) who has not received benefits under the Plan that he or she believes should be paid shall make a claim for such benefits as follows:

(a)           Initiation — Written Claim.  The claimant initiates a claim by submitting to the Company a written claim for the benefits.

(b)           Timing of Company Response.  The Company shall respond to such claimant within 90 days after receiving the claim.  If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

(c)           Notice of Decision.  If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial.  The Company shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(i)            The specific reasons for the denial,

(ii)           A reference to the specific provisions of the Plan on which the denial is based,

(iii)          A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

(iv)          An explanation of the Plan’s review procedures and the time limits applicable to such procedures, and

(v)           A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

2.             Review Procedure.  If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

(a)           Initiation — Written Request.  To initiate the review, the claimant, within 60 days after receiving the Company’s notice of denial, must file with the Company a written request for review.

(b)           Additional Submissions — Information Access.  The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim.  The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

(c)           Considerations on Review.  In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)           Timing of Company Response.  The Company shall respond in writing to such claimant within 60 days after receiving the request for review.  If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required.  The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

(e)           Notice of Decision.  The Company shall notify the claimant in writing of its decision on review.  The Company shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(i)            The specific reasons for the denial,

(ii)           A reference to the specific provisions of the Plan on which the denial is based,

(iii)          A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits, and

(iv)          A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

ARTICLE VI

Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.  However, unless otherwise agreed to by the Company and the Executive, this Agreement will automatically terminate upon the Executive’s Termination of Employment prior to Normal Retirement Age.

Notwithstanding the previous paragraph in this Article 7, the Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits).

ARTICLE VII

Miscellaneous

1.             Binding Effect.  This Agreement shall bind the Executive and the Company, their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

2.             No Guarantee of Employment.  This Agreement is not an employment policy or contract.  It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company’s right to discharge the Executive.  It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

3.             Applicable Law.  The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of California, except to the extent preempted by the laws of the United States of America.

4.             Reorganization.  The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company.

5.             Notice.  Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Company.  The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

6.             Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof.  No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

7.             Administration.  The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

(a)           Interpreting the provisions of the Agreement;

(b)           Establishing and revising the method of accounting for the Agreement;

(c)           Maintaining a record of benefit payments; and

(d)           Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

8.             Named Fiduciary.  For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement.  The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

COMPANY:

OAK VALLEY COMMUNITY BANK

By

Title

EXECUTIVE:

/s/

SPLIT DOLLAR POLICY ENDORSEMENT
OAK VALLEY COMMUNITY BANK
SPLIT DOLLAR AGREEMENT

Policy No.	Insured:

Insurer:  Jefferson Pilot Life Insurance Company

Supplementing and amending the application for insurance to Insurer on                                    , the applicant requests and directs that:

BENEFICIARIES

1.             OAK VALLEY COMMUNITY BANK, a state-chartered commercial bank located in Oakdale, California (the “Company”), shall be the beneficiary of the remaining death proceeds after payment is made pursuant to Paragraph 2 below.

2.             The beneficiary of death proceeds in the amount of $                  shall be designated by the Insured or the Insured’s transferee, subject to the provisions of Paragraph 5 below.

OWNERSHIP

3.             The Owner of the policy shall be the Company.  The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured’s transferee in Paragraph 4 of this endorsement.

4.             The Insured or the Insured’s transferee shall have the right to assign his rights and interests in the Policy with respect to that portion of the death proceeds designated in Paragraph 2 of this endorsement, and to exercise all settlement options with respect to such death proceeds.

5.             Notwithstanding the provisions of Paragraph 4 above, the Insured or the Insured’s transferee shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in Paragraph 2 of this endorsement if the Insured ceases to be employed by the Company prior to the Normal Retirement Age of 62 for any reason whatsoever (other than by reason of a leave of absence which is approved by the Company), unless otherwise agreed to by the Company and the Insured.

MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY

Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in Paragraph 3 above shall be limited to the portion of the proceeds described in Paragraph 1 above.

OWNERS AUTHORITY

The Insurer is hereby authorized to recognize the Owner’s claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the Policy.  The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer.

Any transferee’s rights shall be subject to this Endorsement.

Signed at Oakdale, California, this                  day of                                  .

OAK VALLEY COMMUNITY BANK

By

Its

The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates as primary beneficiary and

as secondary beneficiary of the portion of the proceeds described in Paragraph 2 above.

Signed at Oakdale, California, this              day of                                       .

THE INSURED:

/s/

SPLIT DOLLAR POLICY ENDORSEMENT
OAK VALLEY COMMUNITY BANK
SPLIT DOLLAR AGREEMENT

Policy No.                                                                                                                                                                                                                                         Insured:

Insurer:  West Coast Life Insurance Company

Supplementing and amending the application for insurance to Insurer on                               , the applicant requests and directs that:

BENEFICIARIES

1.                                       OAK VALLEY COMMUNITY BANK, a state-chartered commercial bank located in Oakdale, California (the “Company”), shall be the beneficiary of the remaining death proceeds after payment is made pursuant to Paragraph 2 below.

2.                                       The beneficiary of death proceeds in the amount of $             shall be designated by the Insured or the Insured’s transferee, subject to the provisions of Paragraph 5 below.

OWNERSHIP

3.                                       The Owner of the policy shall be the Company.  The Owner shall have all ownership rights in the Policy except as may be specifically granted to the Insured or the Insured’s transferee in Paragraph 4 of this endorsement.

4.                                       The Insured or the Insured’s transferee shall have the right to assign his rights and interests in the Policy with respect to that portion of the death proceeds designated in Paragraph 2 of this endorsement, and to exercise all settlement options with respect to such death proceeds.

5.                                       Notwithstanding the provisions of Paragraph 4 above, the Insured or the Insured’s transferee shall have no rights or interests in the Policy with respect to that portion of the death proceeds designated in Paragraph 2 of this endorsement if the Insured ceases to be employed by the Company prior to the Normal Retirement Age of 62 for any reason whatsoever (other than by reason of a leave of absence which is approved by the Company), unless otherwise agreed to by the Company and the Insured.

MODIFICATION OF ASSIGNMENT PROVISIONS OF THE POLICY

Upon the death of the Insured, the interest of any collateral assignee of the Owner of the Policy designated in Paragraph 3 above shall be limited to the portion of the proceeds described in Paragraph 1 above.

OWNERS AUTHORITY

The Insurer is hereby authorized to recognize the Owner’s claim to rights hereunder without investigating the reason for any action taken by the Owner, including its statement of the amount of premiums it has paid on the Policy.  The signature of the Owner shall be sufficient for the exercise of any rights under this Endorsement and the receipt of the Owner for any sums received by it shall be a full discharge and release therefore to the Insurer.

Any transferee’s rights shall be subject to this Endorsement.

Signed at Oakdale, California, this            day of                               .

OAK VALLEY COMMUNITY BANK

By	/s/

Its

The Insured accepts and agrees to the foregoing and, subject to the rights of the Owner as stated above, designates as primary beneficiary and as secondary beneficiary of the portion of the proceeds described in Paragraph 2 above.

Signed at Oakdale, California, this             day of                                   .

THE INSURED:

/s/

OAK VALLEY COMMUNITY BANK
EXECUTIVE BONUS AGREEMENT

THIS AGREEMENT is adopted this              day of                      , by and between OAK VALLEY COMMUNITY BANK, a state-chartered commercial bank, located in Oakdale, California (the “Company’), and                      (the “Executive”).

INTRODUCTION

To encourage the Executive to remain an employee of the Company, the Company is willing to provide to the Executive a bonus opportunity.  The Company will pay the Executive’s bonus from the Company’s general assets.

AGREEMENT

The Executive and the Company agree as follows:

Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.                                       “Bonus” means only the cash bonus award paid to the Executive during a Plan Year and does not include any salary.

2.                                       “Change of Control” means the transfer of shares of the Company’s voting common stock such that one entity or one person acquires (or is deemed to acquire when applying Section 318 of the Code) more than 50 percent of the Company’s outstanding voting common stock followed within twelve (12) months by the Executive’s Termination of Employment for reasons other than death, Disability or retirement.

3.                                       “Code” means the Internal Revenue Code of 1986, as amended.

4.                                       “Disability” means the Executive’s suffering a sickness, accident or injury which has been determined by the carrier of any individual or group disability insurance policy covering the Executive, or by the Social Security Administration, to be a disability rendering the Executive totally and permanently disabled.  The Executive must submit proof to the Company of the carrier’s or Social Security Administration’s determination upon the request of the Company

5.                                       “Early Termination” means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

6.                                       “Normal Retirement Age” means the Executive’s sixty-second (62nd) birthday.

7.                                       “Normal Retirement Date” means the later of the Normal Retirement Age or Termination of Employment.

8.                                       “Plan Year” means the calendar year.

9.                                       “Termination of Employment” means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

10.                                 “Termination for Cause” means the Company terminating the Executive’s employment for:

(a)                                  Gross negligence or gross neglect of duties to the Company; or

(b)                                 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive’s employment and resulting in an adverse effect on the Company.

ARTICLE VIII

Bonus Award

1.                                       Bonus Award.  The Company shall pay the Executive a cash Bonus equal to the Executive’s economic benefit under a separate Split Dollar Agreement, if any, divided by one minus the Company’s combined marginal income tax rate for the calendar year immediately preceding such payment.  The Executive shall have no right to determine or influence such Bonus award.  The Company shall pay such Bonus award prior to December 31 of each year.

2.                                       Payment of Bonus Award.  The Company shall continue to pay the Executive the Bonus Award under the following circumstances:

(a)                                  Upon the Executive attaining Normal Retirement Age;

(b)                                 Upon the Executive’s Disability; or

(c)                                  Upon a Change of Control.

ARTICLE IX

Reimbursement

Reimbursement to Company.  In the event the Company has provided the Executive any split dollar death benefit under separate agreement, the Executive shall annually pay to the Company an amount equal to the Executive’s economic benefit determined under such agreement.

ARTICLE X

General Limitations

The Company shall not continue to pay any Bonus award under this Agreement under the following circumstances:

(a)                                  Upon the Executive’s Early Termination;

(b)                                 Upon the Executive’s death;

(c)                                  Upon the Executive’s Termination for Cause; or

(d)                                 Upon the termination of this Agreement.

ARTICLE XI

Amendments and Termination

This Agreement may be amended or terminated in the sole discretion of the Company after written notification of such amendment or termination is provided to the Executive.

ARTICLE XII

Miscellaneous

1.                                       Binding Effect.  This Agreement shall bind the Executive and the Company and their beneficiaries, survivors, executors, administrators and transferees.

2.                                       No Guarantee of Employment.  This Agreement is not an employment policy or contract.  It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company’s right to discharge the Executive.  It also does not require the Executive to remain an employee nor interfere with the Executive’s right to terminate employment at any time.

3.                                       Applicable Law.  The Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

4.                                       Non-Transferability.  Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

5.                                       Tax Withholding.  The Company shall withhold any taxes that are required to be withheld from the Bonus award provided under this Agreement.

6.                                       Reorganization.  The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement.

7.                                       Entire Agreement.  This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof.  No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

8.                                       Administration.  The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

(a)                                  Interpreting the provisions of the Agreement; and

(b)                                 Maintaining a record of Bonus award payments.

9.                                       Facility of Payment.  If the Executive is declared to be incompetent, or incapable of handling the disposition of his or her property, the Company may pay such benefit to the duly appointed guardian, legal representative or person having the care or custody of the Executive. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Such distribution shall completely discharge the Company from all liability with respect to such benefit

10.                                 Named Fiduciary.  The Company shall be the named fiduciary and plan administrator under this Agreement.  It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:	COMPANY:

OAK VALLEY COMMUNITY BANK

/s/	By

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